Exhibit 10.1

ELITE PHARMACEUTICALS, INC.

RESTATED 2014 EQUITY INCENTIVE PLAN

SECTION 1

INTRODUCTION

1.1 Restatement. Elite Pharmaceuticals, Inc. hereby restates the Elite Pharmaceuticals, Inc. 2014 Equity Incentive Plan (the “Plan”) for certain officers, employees, consultants, and directors of the Company.

1.2 Purposes. The purposes of the Plan are to provide the officers, employees, consultants, and directors of the Company selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of such persons is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to enhance the ability of the Company to attract, retain and motivate officers, employees, consultants, and directors by providing an opportunity for investment in the Company.

SECTION 2

DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Administrator” means (i) the Board, or (ii) one or more committees of the Board or another committee (within its delegated authority) to whom the Board or such committee has delegated all or part of its authority under this Plan. Any committee under clause (ii) hereof which makes grants to “officers” of the Company (as that term is defined in Rule 16a-1(f) promulgated under the Exchange Act) shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, shall be a Non-Employee Director. Further, if the Administrator consists of less than the entire Board, then to the extent necessary for any Award to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, each member of the Administrator will be an Outside Director. To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). For purposes of the preceding provisions, if one or more members of the Administrator is not a Non-Employee or not an Outside Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Administrator, then the Administrator, with respect to the action, will be deemed to consist only of the members of the Administrator who have not recused themselves or abstained from voting.

(b) “Affiliated Entity” means (i) any corporation or other entity (including but not limited to a partnership) that directly, or through one or more intermediaries controls, is controlled by, or is under common control with, Elite Pharmaceuticals, Inc., or (ii) any entity in which the Company has a significant equity interest, as determined by the Administrator.

(c) “Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, unrestricted Stock, Restricted Stock, Performance Shares, or Performance Units.

(d) “Award Holder” has the meaning set forth in Section 3.4.

(e) “Award Agreement” means a written document delivered by the Company to the recipient of an Award specifying the terms of such Award. Such document must specify, at a minimum, the number of Shares subject to the Award, and to the extent applicable, the exercise price, vesting schedule, restrictions, performance targets, and with respect to Options and Stock Appreciation Rights, any terms which vary from the default provisions provided in the Plan. Such document need not be signed by the Award recipient.

(f) “Board” means the board of directors of the Company.

(g) “Company” means Elite Pharmaceuticals, Inc., a Nevada corporation, together with its Affiliated Entities except where the context otherwise requires.

(h) “Consultant” means any person, including an advisor, engaged by the Company to render consulting or advisory services and who is compensated for such services and such person is eligible to receive shares registered on Form S-8 under the Securities Act. Mere service as a Director or payment of a director’s fee by the Company or an Affiliated Entity shall not be sufficient to constitute “consulting or advisory services” rendered to the Company or an Affiliated Entity.

(i) “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Internal Revenue Code.

(j) “Director” means a member of the Board.

(k) “Effective Date” means March 17, 2014.

(l) “Employee” means any person who is a full or part-time employee (including, without limitation, an officer or director who is also an employee) of the Company or any Affiliated Entity or any division thereof. The term also includes future employees who have received a formal offer of employment.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Executive Officer” shall mean an officer as defined in Exchange Act Rule 16a-1(f) and any person deemed to be an “executive officer” within the scope of Section 13(k) of the Exchange Act.

(o) “Exercise Period” means the period of time within which an Option or Stock Appreciation Right must be exercised.

(p) “Exercise Price” means the price at which Shares subject to an Award may be purchased.

(q) “Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(i) If the Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such Stock as quoted on such exchange for the last market trading day prior to the time of determination (or, if there are no actual sales of such Stock on such date, the latest sales price of such Stock preceding such date);

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator by the reasonable application of a reasonable valuation method in accordance with Section 409A of the Internal Revenue Code and the regulations thereunder.

(r) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code.

(s) “Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(t) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(u) “Non-Statutory Option” means any Option other than an Incentive Stock Option.

(v) “Option” means a right to purchase Stock at a stated price for a specified period of time.

(w) “Outside Director” means a Director who is an “outside director” within the meaning of Internal Revenue Code Section 162(m).

(x) “Participant” means an Employee or Director of, or Consultant to, the Company designated by the Administrator from time to time during the term of the Plan to receive one or more Awards under the Plan.

(y) “Performance Cycle” means the period of time as specified by the Administrator over which Performance Share or Performance Units are to be earned.

(z) “Performance Shares” means an Award made pursuant to Section 9 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

(aa) “Performance Units” means an Award made pursuant to Section 9 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

(bb) “Plan Year” means each 12-month period beginning April 1 and ending the following September 30, except that for the first year of the Plan it shall begin on the Effective Date and extend to September 30 of that year.

(cc) “Qualifying Awards” means Options and Stock Appreciation Rights granted with an Exercise Price of not less than the Fair Market Value of a share of Stock on the date of grant.

(dd) “Restricted Stock” means Stock granted under Section 8 that is subject to restrictions imposed pursuant to such Section.

(ee) “Service Provider” means an Employee or Director of, or Consultant to, the Company or an Affiliated Entity.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the common stock, $.001 par value, of the Company.

(hh) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares with respect to which the Stock Appreciation Right is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the Exercise Price specified in the Award Agreement.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

SECTION 3

PLAN ADMINISTRATION

3.1 Authority of Administrator. The Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Administrator; (vii) subject to the limitations in Sections 6 and 15, to make any adjustment in the Exercise Price, the number of Shares subject to, or the terms of, an outstanding Award by amendment, substitution, or regrant, provided that if the amendment, substitution, or regrant effects a repricing (which shall not include adjustments contemplated by Sections 4 and 11), shareholder approval shall be required before repricing is effective; (viii) determine whether, to what extent, and under what circumstances to accelerate the exercisability of any Award or the end of a Performance Cycle or the termination of the restriction period for any Restricted Stock Award; (ix) correct any defect, supply any omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or agreement relating to the Plan or any Award hereunder; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. To the extent necessary or appropriate, the Administrator may adopt sub-plans consistent with the Plan to conform to applicable state or foreign securities or tax laws.

3.2 Determinations Under the Plan. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliated Entity, any Participant, any holder or beneficiary of any Award, and any shareholder. No member of the Administrator shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services as an Administrator. Service on a committee acting as the Administrator shall constitute service as a director of the Company entitling members to any indemnification of liability benefits applicable to directors with respect to their services as Administrator.

3.3 Delegation of Certain Responsibilities. The Administrator may, in its sole discretion, delegate to appropriate officers of the Company the administration of the Plan under this Section 3; provided, however, that no such delegation by the Administrator shall be made (i) if such delegation would not be permitted under applicable law or (ii) with respect to the administration of the Plan as it affects Executive Officers, Covered Employees, or Directors of the Company, and provided further that the Administrator may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Subject to the above limitations, the Administrator may delegate to the Chief Executive Officer of the Company its authority under this Section 3 to grant Awards to employees who are not Executive Officers, Covered Employees, or Directors of the Company. All authority delegated by the Administrator under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Administrator.

3.4 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be delivered to the Participant to whom the Award is granted (the “Award Holder”).

3.5 Date of Grant. An Award shall be considered as having been granted on the date specified in the grant resolution of the Administrator.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, fifteen million seven hundred thirty thousand (15,730,000) Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Administrator may from time to time deem necessary. The Shares may be divided among the various Plan components as the Administrator shall determine, except that no more than three million (3,000,000) Shares as calculated pursuant to Section 4.2 shall be cumulatively available for the grant of Incentive Stock Options under the Plan. Shares which may be issued upon the vesting or exercise of Awards shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award which expires or is terminated for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Award is exercised and any Shares retained by the Company pursuant to Section 16.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Award is exercised and any Shares retained by the Company pursuant to Section 16.2 that were originally Incentive Stock Option Shares shall be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

4.3 Adjustments for Stock Split, Stock Dividend, etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares of Stock as to which Awards may be granted under the Plan, and (ii) the Shares of Stock then included in each outstanding Award granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence.

4.4 Dividend Payable in Stock of Another Corporation, etc. Except as set forth in Section 4.5 below, if the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Award for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof or vesting thereof, as applicable. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

4.5 Spin-offs. If the Company shall at any time pay or make any dividend or other distribution upon the Stock in the nature of a spin-off, for example a dividend payable in securities of an Affiliated Entity, the Administrator shall in its discretion determine what changes are equitably required to outstanding Awards to effect the spin-off, including but not limited to treating Awards of Employees remaining with the Company differently from Awards to Employees of the newly spun-off entity, substituting Awards for Company Stock for Awards of stock in the spun-off entity, and allowing either the Company, the spun-off entity or both to hold the securities or property set aside for Award participants.

4.6 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.3, 4.4 and 4.5, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Administrator shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Administrator and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

4.7 General Adjustment Rules. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Award with an Exercise Price, the total Exercise Price for the shares of Stock then subject to the Award shall remain unchanged but the Exercise Price per share under each such Award shall be equitably adjusted by the Administrator to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Award may have been changed.

4.8 Determination by Administrator. Adjustments under this Section 4 shall be made by the Administrator, whose determinations with regard thereto shall be final and binding upon all persons.

SECTION 5

PARTICIPATION

Participants in the Plan shall be those Employees, Directors, or Consultants who, in the judgment of the Administrator, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Administrator, receipt of one such Award shall not result in automatic receipt of any other Award, and written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto; and further provided that Incentive Stock Options shall not be granted to (i) Consultants, (ii) part-time employees, (iii) Non-Employee Directors, or (iv) Employees of any partnership or other entity which is included within the definition of an Affiliated Entity but whose employees are not permitted to receive Incentive Stock Options under the Internal Revenue Code. Each Participant shall enter into an agreement with the Company, in such form as the Administrator shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Administrator, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

SECTION 6

STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS

6.1 Grant of Options to Employees and Consultants. Coincident with or following designation for participation in the Plan, a Participant (other than a Non-Employee Director) may be granted one or more Options. The Administrator in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. The Administrator may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2 Option Agreements. Except as otherwise set forth in an Award Agreement delivered to the Participant, each Option shall be governed by the following terms and conditions, as well as such other terms and conditions not inconsistent therewith as the Administrator may consider appropriate in each case.

(a) Number of Shares. Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Administrator. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any year (under all plans of the Company and any Affiliated Entity) exceeds $100,000, such Options shall be treated as not being Incentive Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as not being an Incentive Stock Option.

(b) Price. Except for the limitations on Incentive Stock Options set forth below, the price at which each Share covered by an Option may be purchased shall be determined in each case by the Administrator and set forth in the Award Agreement. In no event shall the Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the date the Option is granted. Further, the Exercise Price for each Share covered by an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

(c) Duration of Options. The Administrator shall determine the period of time within which the Option may be exercised by the Award Holder. The Exercise Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Exercise Period of an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such Option is granted. Any Exercise Period determined by the Administrator to be shorter than the ten or five-year term set forth above, must be set forth in an Award Agreement. Each Award Agreement shall also state the periods of time, if any, as determined by the Administrator, when incremental portions of each Option shall vest. If any Option is not exercised during its Exercise Period, it shall be deemed to have been forfeited and of no further force or effect.

(d) Termination of Service, Retirement, Death or Disability. Except as otherwise determined by the Administrator, each Option shall be governed by the following terms with respect to the exercise of the Option if an Award Holder ceases to be a Service Provider:

(i) If the Award Holder ceases to be a Service Provider within the Exercise Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this Section 6.2(d), “cause” shall mean (A) if applicable, “cause” as defined on a written contract between the Award Holder and the Company, or (B) in any other case, a gross violation, as determined by the Company, of the Company’s established policies and procedures. The effect of this Section 6.2(d)(i) shall be limited to determining the consequences of a termination, and nothing in this Section 6.2(d)(i) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any Service Provider.

(ii) If the Award Holder ceases to be a Service Provider with the Company in a manner determined by the Board, in its sole discretion, to constitute retirement (which determination shall be communicated to the Award Holder within 10 days of such termination), the Option may be exercised by the Award Holder, or in the case of death, by the persons specified in clause (iii) of this Section 6.2(d), within three months following his or her retirement if the Option is an Incentive Stock Option or within twelve months following his or her retirement if the Option is a Non-Statutory Stock Option (provided in each case that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Award Holder ceased to be a Service Provider.

(iii) If the Award Holder dies (A) while he or she is a Service Provider, (B) within the three-month period referred to in clause (v) below, or (C) within the three or twelve-month period referred to in clause (ii) above, the Option may be exercised by those entitled to do so under the Award Holder’s will or by the laws of descent and distribution within twelve months following the Award Holder’s death (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Award Holder ceased to be a Service Provider.

(iv) If the Award Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider, Incentive Stock Options held by the Award Holder may be exercised by the Award Holder within twelve months following the date the Award Holder ceased to be a Service Provider (provided that such exercise must occur within the Exercise Period), but not thereafter. If the Award Holder becomes disabled (within the meaning of Section 22(e) of the Internal Revenue Code) while a Service Provider or within three-month period referred to in clause (v) below or within the twelve-month period following his or her retirement as provided in clause (ii) above, Non-Statutory Options held by the Award Holder may be exercised by the Award Holder within twelve months following the date of the Award Holder’s disability (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Award Holder ceased to be a Service Provider.

(v) If the Award Holder ceases to be a Service Provider within the Exercise Period for any reason other than cause, retirement as provided in clause (ii) above, disability as provided in clause (iv) above or the Award Holder’s death, the Option may be exercised by the Award Holder within three months following the date of such cessation (provided that such exercise must occur within the Exercise Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date that the Award Holder ceased to be a Service Provider.

(e) Exercise, Payments, etc. The method for exercising and paying the Exercise Price of each Option granted under the Plan shall be as set forth in Section 16.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1 Awards Granted by Administrator. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Stock Appreciation Rights. The Administrator may grant free standing Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or any combination thereof.

7.2 Award Agreement. Except as otherwise set forth in an Award Agreement delivered to the Participant, each Stock Appreciation Right shall be governed by the following terms and conditions, as well as such other terms and conditions not inconsistent therewith as the Administrator may consider appropriate in each case.

(a) Number of Shares. Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Administrator.

(b) Price. The Exercise Price of a Stock Appreciation Right shall be determined in each case by the Administrator and set forth in the Award Agreement. In no event shall the Exercise Price for a Stock Appreciation Right be less than the Fair Market Value of the Stock on the date the Award is granted.

(c) Term. The Administrator shall determine the period of time within which the Stock Appreciation Right may be exercised by the Award Holder. The Exercise Period must expire, in all cases, not more than ten years from the date an Award is granted. If any Stock Appreciation Right is not exercised during its Exercise Period, it shall be deemed to have been forfeited and of no further force or effect.

(d) Vesting. Each Stock Appreciation shall become exercisable and vest over such period of time or upon such events as determined by the Administrator (including based on achievement of performance goals or future service requirements), which vesting or other terms shall be set forth in an Award Agreement.

(e) Termination of Service, Retirement, Death or Disability. Except as otherwise determined by the Administrator, each Stock Appreciation Award shall be governed by the terms set forth in Section 6.2(d) with respect to the exercise of the Stock Appreciation Right if an Award Holder ceases to be a Service Provider.

7.3 Exercise of Stock Appreciation Right. An Award Holder desiring to exercise a Stock Appreciation Right shall deliver notice to the Company in the manner set forth in Section 16.1(a) except that such notice need not be accompanied by payment. Upon the exercise of a Stock Appreciation Right, the Award Holder shall be entitled to receive from the Company an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date the Award is exercised over the Exercise Price specified in the Award Agreement; by

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, payment upon exercise may be in cash, shares of Stock (with or without restrictions), or any combination thereof, as determined by the Administrator in its sole discretion.

7.4 Effect of Exercise of Tandem Right. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Shares subject to the Option or Stock Appreciation Right, as applicable, that were granted in tandem with such Stock Appreciation Right or Option.

SECTION 8

STOCK AWARDS

8.1 Awards Granted by Administrator. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more unrestricted Stock Awards or Restricted Stock Awards consisting of Shares. A Stock Award may be paid by delivery of Stock, in cash or in a combination of Stock and cash, as determined by the Administrator.

8.2 Restrictions. A Participant’s right to retain a Restricted Stock Award granted to such Participant under Section 8.1 shall be subject to such restrictions, including but not limited to the Participant’s continuing to perform as a Service Provider for a restriction period specified by the Administrator, or the attainment of specified performance goals and objectives, as may be established by the Administrator with respect to such Award. The Administrator may, in its sole discretion, require different periods of service or different performance goals and objectives with respect to (i) different Participants, (ii) different Restricted Stock Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award.

8.3 Transferability. The Participant’s right to sell, encumber or otherwise transfer Restricted Stock shall be subject to the limitations of Section 12.2 hereof.

8.4 Privileges of a Shareholder. Unless otherwise determined by the Administrator and set forth in the Award Agreement, a Participant holding Shares of Restricted Stock shall become the holder of record of the Restricted Stock on the date the Award is granted.

8.5 Enforcement of Restrictions. The Administrator may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Section 8.2 and 8.3:

(a) placing a legend on the stock certificates referring to the restrictions as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND TRANSFERABILITY RESTRICTIONS AS SET FROTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE SHAREHOLDER AND ELITE PHARMACEUTICALS, INC. DATED _____________. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICE OF ELITE PHARMACEUTICALS, INC.

(b) requiring the Participant to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(c) requiring that the stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

8.6 Termination of Service, Death or Disability. In the event of the death or disability (within the meaning of Section 22(e) of the Internal Revenue Code) of a Participant, or the retirement of a Participant as provided in Section 6.2(d)(ii), all service period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse, and such Awards shall become fully nonforfeitable. Subject to Section 11, in the event a Participant ceases to be a Service Provider for any other reason, any Restricted Stock Awards as to which the service period or other restrictions have not been satisfied shall be forfeited.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1 Awards Granted by Administrator. Coincident with or following designation for participation in the Plan, a Participant (other than a Non-Employee Director) may be granted Performance Shares or Performance Units.

9.2 Amount of Award. The Administrator shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

9.3 Communication of Award. Written notice of the maximum amount of a Participant’s Award and the Performance Cycle determined by the Administrator shall be given to a Participant as soon as practicable after approval of the Award by the Administrator.

9.4 Amount of Award Payable. The Administrator shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Administrator shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 9.6) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Administrator in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Administrator may also establish that a portion of a full or maximum amount of a Participant’s Award will be paid (subject to Section 9.6) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

9.5 Adjustments. At any time prior to payment of a Performance Share or Performance Unit Award, the Administrator may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations, or accounting practice, or mergers, acquisitions or divestitures.

9.6 Payments of Awards. Following the conclusion of each Performance Cycle, the Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Administrator shall determine what, if any, Exercise Price is due with respect to an Award and whether such Exercise Price shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Administrator, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to Section 16 or such other terms and conditions as may be prescribed by the Administrator; provided, however, that, subject to Section 20.4, all payments shall be made no later than (i) March 15 of the year following the end of the Performance Cycle if such Performance Cycle ends on or before September 30 of a year, or (ii) November 15 of the year following the end of the Performance Cycle if such Performance Cycle ends on or after September 1 of a year.

9.7 Termination of Employment. If a Participant ceases to be a Service Provider before the end of a Performance Cycle by reason of his or her death, disability as provided in Section 6.2(d)(iv), or retirement as provided in Section 6.2(d)(ii), the Performance Cycle for such Participant for the purpose of determining the amount of the Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be a Service Provider. Subject to Section 20.4, the amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was a Service Provider and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of Participant’s services as a Service Provider during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be canceled.

SECTION 10

AWARDS TO NON-EMPLOYEE DIRECTORS

10.1 Board Grants. The Board (and not a committee of the Board), in its sole discretion, may grant Awards to Non-Employee Directors in the form of Non-Statutory Options, unrestricted Stock or Restricted Stock. The Board (and not a committee of the Board), in its sole discretion, may also adopt one or more formulas that provide for granting a specified Award to each Non-Employee Director for attendance at each meeting of designated committees of the Board. The Board may adopt different formulas for the various committees of the Board, and it may choose to adopt formulas for some committees and not others. Further, any formula may provide for a different grant to members of the committee charged with additional responsibilities on the committee, such as the chairman.

10.2 Administrator. The Administrator shall have no authority, discretion or power to select the Non-Employee Directors who will receive any Award, determine the number of Shares to be issued or the time at which such Awards are to be granted, establish the duration of the Awards or alter any other terms or conditions specified in the Plan or by the Board, except in the sense of administering the Plan pursuant to the provisions of the Plan and the grant resolution of the Board.

10.3 Price of Option Shares. The exercise price per Share for any Option granted pursuant to this Section 10 shall be 100% of the Fair Market Value of the Stock on the date on which the Non-Employee Director is granted the Option.

10.4 Termination. If the Non-Employee Director ceases to be a Director for any reason, an Award which is exercisable may be exercised by the Non-Employee Director at any time following the date of such cessation provided that such exercise must occur prior to the Award expiration date. In any such case, the Award may be exercised only as to the Shares as to which the Award had become exercisable on or before the date that the Non-Employee Director ceased to be a Director.

10.5 Other Terms. Except for the limitations set forth in Sections 5, 10.3, 10.4, and 11, the terms and provisions of Awards shall be as determined from time to time by the Administrator, and Awards issued may contain terms and provisions different from other Awards granted to the same or other Award recipients. Awards shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine, subject to the provisions of the Plan.

SECTION 11

CHANGE IN CONTROL, REORGANIZATION OR LIQUIDATION

11.1 Change In Control. In the event of a change in control of the Company as defined in Section 11.3, then the Administrator may, in its sole discretion, without obtaining shareholder approval, to the extent permitted in Section 15, take any or all of the following actions: (a) accelerate the exercise dates of any outstanding Awards or make all such Awards fully vested and exercisable; (b) grant a cash bonus award to any Award Holder in an amount necessary to pay the Exercise Price of all or any portion of the Award then held by such Award Holder; (c) pay cash to any or all Award Holders in exchange for the cancellation of their outstanding Awards in an amount equal to the difference between the Exercise Price of such Awards and the greater of the tender offer price for the underlying Stock or the Fair Market Value of the Stock on the date of the cancellation of the Awards; (d) make any other adjustments or amendments to the outstanding Awards; and (e) eliminate all restrictions with respect to Awards of Restricted Stock and deliver Shares free of restrictive legends to any Participant; provided, however, that the Administrator shall not make any adjustment or amendment that would constitute a “modification” of an Award, as such term is used in Internal Revenue Code regulation § 1.409A-1(b)(5)(v), that would result in such Award being subject to additional tax pursuant to Section 409A of the Internal Revenue Code.

11.2 Performance Shares and Performance Units. Under the circumstances described in Section 11.1, the Administrator may, in its sole discretion, and without obtaining shareholder approval, to the extent permitted in Section 15, provide for payment of outstanding Performance Shares and Performance Units at the maximum award level or any percentage thereof; provided, however, that to the extent permitted by Section 20.4 herein, all payments shall be made no later than (i) March 15 of the year following the end of the Performance Cycle to which the Performance Shares or Performance Units relate if such Performance Cycle ends on or before September 30 of a year, or (ii) November 15 of the year following the end of the Performance Cycle to which the Performance Shares or Performance Units relate if such Performance Cycle ends on or after September 1 of a year.

11.3 Definition. For purposes of the Plan, a “change in control” shall be deemed to have occurred if: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33-1/3% of the then outstanding voting stock of the Company, except that with regard to Nasrat Hakim and his Affiliates, directly or indirectly, of more that 50% of the then outstanding voting stock of the Company; or (b) at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

11.4 Reorganization or Liquidation. In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 11.1 do not apply, the Administrator, or the board of directors of any corporation assuming the obligations of the Company, shall, have the power and discretion to prescribe the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Administrator may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Administrator may remove restrictions on Restricted Stock and may modify the performance requirements for any other Awards. The Administrator may provide that Stock or other Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Administrator may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 11.4 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital stock.

SECTION 12

CONTINUATION OF SERVICES; TRANSFERABILITY

12.1 Continuation of Services. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider, or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant’s services as a Service Provider shall be determined by the Administrator at the time of such leave in accordance with then current laws and regulations.

12.2 Nontransferability. Except as provided in Section 12.3, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, except (if otherwise permitted under Section 12.4) pursuant to a domestic relations order, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options and Stock Appreciation Rights shall, if otherwise permitted under Section 12.4, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options and Stock Appreciation Rights may be made by, the Participant’s legal representatives, heirs or legatees. If, in the opinion of the Administrator, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Administrator with evidence satisfactory to the Administrator of such status. Transfers shall not be deemed to include transfers to the Company or “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Administrator.

12.3 Permitted Transfers. Pursuant to conditions and procedures established by the Administrator from time to time, the Administrator may permit Awards (other than Incentive Stock Options) to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including but not limited to members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family and/or charitable institutions. In the case of initial Awards, at the request of the Participant, the Administrator may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

12.4 Limitations on Incentive Stock Options. Notwithstanding anything in this Agreement (or in any Award Agreement evidencing the grant of an Option hereunder) to the contrary, Incentive Stock Options shall be transferable only to the extent permitted by Section 422 of the Internal Revenue Code and the treasury regulations thereunder without affecting the Option’s qualification under Section 422 as an Incentive Stock Option.

SECTION 13

GENERAL RESTRICTIONS

13.1 Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising such Award or receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for such person’s own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

13.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

13.3 Stock Restriction Agreement. The Administrator may provide that shares of Stock issuable pursuant to an Award shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s cessation or termination as a Service Provider.

13.4 Shareholder Privileges. No Award Holder shall have any rights as a shareholder with respect to any Shares covered by an Award until the Award Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Award Holder becomes the holder of record of such Stock, except as provided in Section 4.

SECTION 14

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant or vesting of any other Award shall not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

SECTION 15

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

SECTION 16

EXERCISE AND WITHHOLDING

16.1 Exercise, Payments, etc.

(a) The method for exercising each Award granted under the Plan shall be by delivery to the Corporate Secretary of the Company or an agent designated pursuant to Section 18 of a notice specifying the number of Shares with respect to which such Award is exercised and payment of the Exercise Price. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Award (or portion thereof) which is being exercised and the number of Shares with respect to which the Award is being exercised. The exercise of the Award shall be deemed effective upon receipt of such notice by the Corporate Secretary or a designated agent and payment to the Company. The purchase of such Stock shall be deemed to take place at the principal office of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (b) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Award Holder. If certificates representing Stock are used to pay all or part of the Exercise Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Award Holder representing each certificate used to pay the Exercise Price, and an additional certificate shall be issued by the Company and delivered to the Award Holder representing the additional Shares, in excess of the Exercise Price, to which the Award Holder is entitled as a result of the exercise of the Award.

(b) The exercise price shall be paid by any of the following methods or any combination of the following methods:

(i) in cash;

(ii) by certified or cashier’s check payable to the order of the Company;

(iii) if authorized by the Administrator, in its sole discretion, by delivery to the Company of certificates representing the number of Shares then owned by the Award Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Award, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Award Holder for more than six months; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Award shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Exercise Price;

(iv) if authorized by the Administrator, in its sole discretion, by requesting to receive the number of Shares being exercised less the number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Exercise Price for all Shares being exercised at the time;

(v) if authorized by the Administrator, in its sole discretion, and subject to applicable law, including Section 402 of the Sarbanes-Oxley Act, by delivery by a Participant (other than an Executive Officer or Director) to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Award Holder necessary to pay the exercise price; or

(vi) if authorized by the Administrator, in its sole discretion, any combination of these methods.

(c) In the sole discretion of the Administrator, the Company may, subject to applicable law, including Section 402 of the Sarbanes-Oxley Act, guaranty a third-party loan obtained by a Participant (other than an Executive Officer or Director) to pay part or all of the Exercise Price of the Shares provided that such loan or the Company’s guaranty is secured by the Shares and the loan bears interest at a market rate. The Company may not make or guaranty loans to Executive Officers or Directors.

16.2 Withholding Requirement. The Company’s obligations to deliver Shares upon the exercise of an Option or Stock Appreciation Right, or upon the vesting of any other Award, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Company may defer exercise of an Award unless indemnified by the Participants to the Administrator’s satisfaction against the payment of any such amount. Further, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind due to the Participant by the Company.

16.3 Withholding with Stock. At the time the Administrator grants an Award, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Administrator. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have Shares withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date;

(b) All elections shall be irrevocable; and

(c) If the Participant is an “officer” or “director” of the Company within the meaning of Section 16 of the Exchange Act, the Participant must satisfy the requirements of such Section 16 of the Exchange Act and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

16.4 Incentive Options. In the event that an Award Holder makes a disposition (as defined in Section 424(c) of the Internal Revenue Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Award Holder shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Award Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.

SECTION 17

SECTION 162(m) PROVISIONS

17.1 Limitations. Notwithstanding any other provision of this Plan, if the Administrator determines at the time any Award of Stock, Performance Shares, or Performance Units is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a Covered Employee, then the Administrator may provide that this Section 17 is applicable to such Award.

17.2 Performance Goals. If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrator, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share, operating income (before or after taxes), production or production growth, resource replacement or resource growth, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), successful completion of financing, cash flow, or cost control, of the Company or Affiliated Entity (or any division thereof) for or within which the Participant is primarily employed. Such performance goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other companies. Such performance goals shall be set by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code and the regulations thereunder.

17.3 Adjustments. Notwithstanding any provision of the Plan other than Sections 5 and 11, with respect to any Award that is subject to this Section 17, the Administrator may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

17.4 Expiration of Grant Authority. The Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of 162(m) of the Internal Revenue Code (other than Qualifying Awards) shall terminate upon the first meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders first approve this Plan.

17.5 Other Restrictions. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 17 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(B) of the Internal Revenue Code or any successor thereto.

SECTION 18

BROKERAGE ARRANGEMENTS

The Administrator, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the exercise of Options or the disposition of Shares acquired upon exercise of Stock Options, including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the Shares acquired upon such exercise.

SECTION 19

NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees or Consultants generally, or to any class or group of Employees or Consultants, which the Company or any Affiliated Entity now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

SECTION 20

REQUIREMENTS OF LAW

20.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

20.2 Rule 16b-3. Transactions under the Plan and within the scope of Rule 16b-3 of the Exchange Act are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Administrator under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Administrator.

20.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

20.4 Specified Employees Under Regulation 409A. For purposes of this Plan, the term “termination of employment” shall mean, with respect to any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, “separation from service” within the meaning of Section 409A of the Internal Revenue Code. Payment of any amount due a Participant after a termination of employment with the Company shall generally be made as soon as practical after such termination. However, if a Participant is a “specified employee” on the date of his or her termination of employment, as that term is defined under Sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i) of the Internal Revenue Code, then, to the extent necessary to avoid imposition of additional taxes and interest under Section 409A of the Internal Revenue Code, any such payment shall be made on the date that is the earliest of: (i) six (6) months after the Participant’s termination of employment, (ii) the Participant’s date of death, if applicable, or (iii) such other earliest date for which such payment will not be subject to the constructive receipt, interest, and additional tax provisions of Section 409A of the Internal Revenue Code.

20.5 Regulation 409A. The payments and benefits payable under the Plan are intended to not be subject to the additional tax imposed pursuant to Section 409A of the Internal Revenue Code, and the Plan shall be construed in accordance with such intent.

SECTION 21

DURATION OF THE PLAN

No Award shall be granted under the Plan after ten years from the Effective Date; provided, however, that any Award theretofore granted may, and the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

SECTION 22

STOCKHOLDER APPROVAL

The Company obtained stockholder approval of the Plan on May 21, 2014.

Dated:	June 26, 2024	ELITE PHARMACEUTICALS, INC.

		By:	/s/ Nasrat Hakim
Nasrat Hakim, Chief Executive Officer